Exhibit 10.1

EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 2, 2018, by and among (i) HCR ManorCare, Inc., a Delaware corporation (the “Debtor”), (ii) Carlyle MC Partners, L.P., a Delaware limited partnership, Carlyle Partners V-A MC, L.P., a Delaware limited partnership, Carlyle Partners V MC, L.P., a Delaware limited partnership, CP V Coinvestment A, L.P., a Delaware limited partnership, and CP V Coinvestment B, L.P., a Delaware limited partnership (collectively, the “Majority Holders”), and (iii) MC Operations Investments, LLC (the “QCP Holder,” together with the Majority Holders, the “Supporting Parties,” and together with the Debtor, the “Parties”).

RECITALS

WHEREAS, the Parties have engaged in arm’s length, good faith discussions regarding a restructuring of the Debtor and certain of its subsidiaries (the “Restructuring”);

WHEREAS, on the date hereof, the Debtor, Quality Care Properties, Inc. (“QCP”), and certain of QCP’s direct and indirect subsidiaries have entered into a Plan Sponsor Agreement (the “PSA”), which, among other things, contemplates the acquisition by a subsidiary of QCP of 100% of the equity of the reorganized Debtor through a prepackaged Plan in form and substance consistent with the term sheet attached as Exhibit A hereto (the “Plan Term Sheet”);(1) and

WHEREAS, the Supporting Parties intend to support the Restructuring and the prepackaged Plan upon the terms and conditions set forth herein:

AGREEMENT

1.                                      Representations and Warranties

a.                                      Representations and Warranties of the Debtor.  The Debtor represents and warrants to the Supporting Parties that, as of the date hereof:

i.                                          It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

ii.                                       The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

iii.                                    Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, and except as set forth herein, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(1)                                 Capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the PSA.

b.                                      Representations and Warranties of the Supporting Parties.  Each Supporting Party represents and warrants to the Debtor and to each other Supporting Party that, as of the date hereof:

i.                                          Such Supporting Party (A) is the sole beneficial owner of the shares set forth on its signature page hereto (“Debtor Shares”) and (B) has full power and authority to bind or act on behalf of, vote and consent to matters concerning such shares and to dispose of, exchange, assign and transfer such shares.

ii.                                       Such Supporting Party has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title or interests in any of its shares that are subject to this Agreement that conflict with the representations and warranties of such Supporting Party herein or would render such Supporting Party otherwise unable to comply with this Agreement and perform its obligations hereunder.

iii.                                    This Agreement is the legally valid and binding obligation of each such Supporting Party hereto, enforceable against it in accordance with its terms.

2.                                      Covenants of the Supporting Parties

Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with its terms, and unless compliance is waived in writing by the Debtor and each Supporting Party, each Supporting Party, severally (and not jointly), agrees to, and to cause its direct and indirect subsidiaries and affiliates to:

a.                                      support, and take all reasonable actions necessary or reasonably requested by the Debtor to facilitate the solicitation, confirmation and consummation of the Plan and the transactions contemplated by the Plan, including, without limitation, voting in favor of the Plan;

b.                                      not take any other action, directly or indirectly, that could prevent, interfere with, delay or impede the solicitation of votes in connection with the Plan or the confirmation or consummation of the Plan;

c.                                       not object to or otherwise commence, or encourage any other person to commence, any proceeding or take any action opposing the Plan or Disclosure Statement; and

d.                                      not file any federal or state tax return, or any amendment to such a return, claiming any deduction for worthlessness of its Debtor Shares.

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3.                                      Information about the Majority Holders

Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with its terms, and unless compliance is waived in writing by the Debtor and QCP, each Majority Holder, severally (and not jointly), agrees to:

a.                                      use their reasonable best efforts to provide such information requested in writing by Parent or the Debtor as is necessary regarding the Majority Holders for the Purchaser Entities to make or obtain the Governmental Approvals; and

b.                                      upon the reasonable written request by the Debtor or QCP, use their reasonable best efforts to furnish all information concerning such Majority Holders in connection with any statement, filing, notice or application made by or on behalf of a Purchaser Entity or the Debtor or any of their respective subsidiaries to any Governmental Entity in connection with making or obtaining the Governmental Approvals.

4.                                      Transfer of Shares

Each Supporting Party agrees that so long as this Agreement has not been terminated in accordance with its terms it shall not directly or indirectly sell, pledge, hypothecate or otherwise transfer or dispose of or grant, issue or sell any option, right to acquire, voting, participation or other interest in any Debtor Shares (each a “Transfer”), unless the transferee thereof, prior to such Transfer, agrees in writing for the benefit of the Parties to become subject to the terms and conditions of this Agreement as a “Supporting Party” and to be bound by this Agreement by executing the joinder attached hereto as Exhibit B (the “Joinder Agreement”), and delivering an executed copy thereof, within two (2) business days of such execution, to the Debtor, in which event (i) the transferee shall be deemed to be a Supporting Party hereunder and (ii) the transferor shall be deemed to relinquish its rights and be released from its obligations under this Agreement to the extent of such transferred rights and obligations.  Each Supporting Party agrees that any Transfer that does not comply with the foregoing shall be deemed void ab initio, and the Debtor and each other Supporting Party shall have the right to avoid such Transfer.  This Agreement shall in no way be construed to preclude any shareholder from acquiring additional shares; provided that any such additional shares shall, upon acquisition, automatically be deemed to be subject to all the terms of this Agreement.

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5.                                      Additional Supporting Parties

A shareholder that is not a Supporting Party as of the date of this Agreement will become a Party to this Agreement as a Supporting Party on the date that it agrees in writing, for the benefit of the Parties, to become subject to the terms and conditions of this Agreement as a “Supporting Party” and to be bound by this Agreement by executing the Joinder Agreement and delivering an executed copy thereof, within two (2) business days of such execution, to the Debtor.  Upon such delivery, such Supporting Party shall immediately thereafter send a copy of such Joinder Agreement to all other Supporting Parties.

6.                                      Termination

This Agreement and all obligations of the Parties hereunder shall immediately terminate and be of no further force and effect as follows:

a.                                      upon the Effective Date of the Plan; and

b.                                      upon the termination of PSA.

Upon termination of this Agreement in accordance with its terms, this Agreement shall forthwith become void and of no further force or effect, each Party shall be released from its commitments, undertakings and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of any Party.

7.                                      No Monetary Liability

Notwithstanding anything to the contrary contained in this Agreement or provided for under any applicable law, no Party shall be liable to any other person, either in contract or in tort, for any money damages relating to any breach of this Agreement.

8.                                      Specific Performance

It is understood and agreed by the Parties that money damages would not be a sufficient or appropriate remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach. Each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

9.                                      Entire Agreement; Prior Negotiations

This Agreement, including all exhibits attached hereto, constitutes the entire agreement of the Parties and supersedes all prior negotiations and documents reflecting such prior negotiations between and among the Parties (and their respective advisors) with respect to the subject matter of this Agreement.

10.                               Amendments

Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented without prior written agreement signed by the Debtor and each Supporting Party.

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11.                               Governing Law

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.  By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State of Delaware.  By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding.  Notwithstanding the foregoing, upon the commencement of the Bankruptcy Case, each of the parties hereto hereby agrees that, if the petition has been filed and the Bankruptcy Case is pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

12.                               Effective Date; Conditions to Effectiveness

This Agreement shall become effective and binding upon each of the Parties upon the execution and delivery of this Agreement by each Party hereto.

13.                               No Solicitation

Notwithstanding anything to the contrary, this Agreement is not and shall not be deemed to be (a) a solicitation of consents to the Plan or (b) an offer for the issuance, purchase, sale exchange, hypothecation or other transfer of securities or a solicitation of an offer to purchase or otherwise acquire securities for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.

14.                               Third-Party Beneficiary

This Agreement is intended for the benefit of the parties hereto and no other person shall have any rights hereunder.

15.                               Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Execution copies of this agreement may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or otherwise, which shall be deemed to be an original for the purposes of this Agreement.

16.                               Settlement Discussions

This Agreement and the Plan Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the parties hereto.  Nothing herein shall be deemed an admission of any kind.  Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

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17.                               No Waiver of Participation and Preservation of Rights

Except as provided in this Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including, but not limited to, claims against the Debtor, liens or security interests it may have in any assets of the Debtor, or its rights to participate fully in the Bankruptcy Case.  Without limiting the foregoing sentence in any way, if this Agreement is terminated in accordance with its terms for any reason, the Parties each fully reserve any and all of their respective rights, remedies and interests.

18.                               Notices

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

If to the Debtor, to counsel at the following address:

Sidley Austin LLP
One South Dearborn

Chicago, IL  60603
Attention:  Larry Nyhan
Email:  lnyhan@sidley.com

If to the QCP Holder, to counsel at the following address:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004-2498

Attn:  Andrew G. Dietderich

Fax:   (212) 558-3588

Email:  dietdericha@sullcrom.com

If to the Majority Holders, to counsel at the following address:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C.  20004-1304

Attention:  Daniel T. Lennon
                  Roger G. Schwartz
                  J. Cory Tull

Email:  daniel.lennon@lw.com
             roger.schwartz@lw.com
             cory.tull@lw.com

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

HCR MANORCARE, INC.

By:	/s/ John R. Castellano

Name: John R. Castellano
Title: Chief Restructuring Officer

[Signature Page to Restructuring Support Agreement]

MC OPERATIONS INVESTMENTS, LLC

By:	/s/ Marc Richards

Name: Marc Richards
Title: Chief Financial Officer

Debtor Shares:	4,232,244

[Signature Page to Restructuring Support Agreement]

CARLYLE MC PARTNERS, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

/s/ David B. Pearson
Name: David B. Pearson
Title: Authorized Person

Debtor Shares:	6,908,455

CARLYLE PARTNERS V-A MC, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

/s/ David B. Pearson
Name: David B. Pearson
Title: Authorized Person

Debtor Shares:	527,141

CARLYLE PARTNERS V MC, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

/s/ David B. Pearson
Name: David B. Pearson
Title: Authorized Person

Debtor Shares:	26,089,114

CP V COINVESTMENT A, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

/s/ David B. Pearson
Name: David B. Pearson
Title: Authorized Person

Debtor Shares:	1,015,490

[Signature Page to Restructuring Support Agreement]

CP V COINVESTMENT B, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

/s/ David B. Pearson
Name: David B. Pearson
Title: Authorized Person

Debtor Shares:	129,357

[Signature Page to Restructuring Support Agreement]

EXHIBIT A

Plan Term Sheet

EXHIBIT A

HCR MANORCARE, INC.

RESTRUCTURING TERM SHEET

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

March 2, 2018

The following (this “Plan Term Sheet”) describes the material terms of a proposed restructuring of HCR ManorCare, Inc. (the “Debtor”), which will be implemented through a prepackaged plan of reorganization (the “Prepackaged Plan”) under title 11 of the United States Code (the “Bankruptcy Code”).  The Debtor and Quality Care Properties, Inc. and certain of its subsidiaries (collectively, “QCP”) are parties to the Plan Sponsor Agreement, dated as of March 2, 2018 (the “PSA”), which, among other things, set forth the manner in which the Prepackaged Plan will be pursued.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA.

In addition, the Debtor, the Carlyle Holders and QCP are party to a Restructuring Support Agreement (the “RSA”) pursuant to which, among other things, the Carlyle Holders and QCP have agreed to support the Prepackaged Plan described by the Plan Term Sheet.

This Plan Term Sheet outlines many of the principal terms of the Prepackaged Plan, but other material terms will be set forth in definitive documentation, including the PSA and RSA. Nothing contained herein shall constitute an offer susceptible to acceptance by the Debtor or any other party, or a legally binding obligation of any party, other than as set forth in the PSA and RSA. This Plan Term Sheet is a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 or any other applicable rule of evidence. THIS PLAN TERM SHEET DOES NOT CONSTITUTE A SOLICITATION OF VOTES FOR A PLAN OF REORGANIZATION FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE OR AN OFFER WITH RESPECT TO ANY SECURITIES. SUCH OFFER OR SOLICITATION WILL BE MADE IN COMPLIANCE WITH THE PSA AND THE RSA AND ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

Transaction Overview

Solicitation	The Debtor will pursue a prepetition solicitation of votes on the Prepackaged Plan (the “Solicitation”) in accordance with the PSA and RSA.

Prepackaged Case

The Debtor will file a voluntary petition for reorganization under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), in accordance with its obligations under the PSA and RSA.  The date on which the Debtor’s chapter 11 case is commenced shall be the “Petition Date.”

In addition, on the Petition Date the Debtor will file “first-day” and “second-day” pleadings with the Bankruptcy Court.

Funding of Chapter 11 Case

The cost of administering the Debtor’s chapter 11 case will be funded by cash of the Debtor, ordinary course intercompany transfers through the cash management system of the Debtor and its subsidiaries, and, if necessary, additional intercompany borrowing from HCR ManorCare Services, LLC in accordance with the Centerbridge Facility.  The Debtor shall not incur any debtor-in-possession financing.  For the avoidance of doubt, the Debtor may seek entry of an order in the chapter 11 case authorizing the Debtor to use the cash collateral of Centerbridge and providing Centerbridge reasonable and customary protections in connection therewith.

Treatment of Claims and Interests

Administrative Claims

Each holder of an Allowed(1) Administrative Claim(2) will receive, in the sole discretion of the reorganized Debtor, payment in full in cash of the unpaid portion of such Allowed Administrative Claim (a) on the date on which the Prepackaged Plan becomes effective (the “Effective Date” ) or as promptly thereafter as reasonably practicable, (b) in the ordinary course of the reorganized Debtor’s business, or (c) as otherwise agreed by the reorganized Debtor and such holder.(3)

In accordance with section 1123(a)(1) of the Bankruptcy Code, the Prepackaged Plan does not classify Administrative Claims.

(1)                               “Allowed” means any claim that is determined to be Allowed (as defined in the Prepackaged Plan).

(2)                               “Administrative Claim” means a claim arising under sections 503(b), 507(b) or to the extent applicable, 1114(e)(2) of the Bankruptcy Code.

(3)                               Administrative Claims that become due prior to the Effective Date may be paid by the Debtor in the ordinary course during the chapter 11 case, subject to the PSA.

Priority Tax Claims

Each holder of an Allowed Priority Tax Claim(4) will receive, in the sole discretion of the reorganized Debtor, payment in cash by the Reorganized Debtor in an amount of such holder’s Allowed Priority Tax Claim on the later of the Effective Date or when such Allowed Priority Tax Claim becomes due.

In accordance with section 1123(a)(1) of the Bankruptcy Code, the Prepackaged Plan does not classify Priority Tax Claims.

Class 1 — Other Priority Claims

Each holder of an Allowed Other Priority Claim(5) will receive payment in full in cash as promptly as reasonably practicable on the later of (a) the Effective Date and (b) the date on which such Other Priority Claim becomes an Allowed claim payable under applicable law or any agreement relating thereto.

Unimpaired — Deemed to Accept

Class 2 — Secured Claims

Each holder of an Allowed secured claim will receive, in the sole discretion of the reorganized Debtor, on the Effective Date (or as promptly thereafter as reasonably practicable) or in the ordinary course of the reorganized Debtor’s business, (a) payment in full by the reorganized Debtor in cash, including the payment of any interest Allowed and payable under section 506(b) of the Bankruptcy Code, (b) delivery of the collateral securing such Allowed secured claim or (c) treatment of such Allowed secured claim in any other matter that renders the claim unimpaired.

Unimpaired — Deemed to Accept

Class 3 — Centerbridge Claim

On the Effective Date, Centerbridge’s(6) secured contingent guaranty claim against the Debtor (the “Centerbridge Claim”) will be reinstated and any liens held by Centerbridge against the assets of the Debtor securing the Centerbridge Claim shall survive the Effective Date, rendering the Centerbridge Claim unimpaired.

Unimpaired — Deemed to Accept

(4)                               “Priority Tax Claim” means a claim under section 507(a)(8) of the Bankruptcy Code.

(5)                               “Other Priority Claim” means an Allowed claim under section 507(a) of the Bankruptcy other than an Administrative Expense Claim or Priority Tax Claim.

(6)                               “Centerbridge” means RD Credit, LLC.

Class 4 — QCP Claims

The QCP Claims(7) are deemed Allowed.

Each holder of a QCP Claim (or its designee) shall receive on the Effective Date, in full and final satisfaction, release, and discharge of, and in exchange for, its QCP Claim, 100% of the common stock in the reorganized Debtor.

Impaired — Entitled to Vote

Class 5 — General Unsecured Claims

Each holder of an unsecured claim against the Debtor other than a QCP Guarantee Claim or a Severance Claim (a “General Unsecured Claim”) will receive, in the sole discretion of the reorganized Debtor, (a) payment in full in cash of such claim (i) on the Effective Date or as promptly thereafter as reasonably practicable or (ii) in the ordinary course of the reorganized Debtor’s business or (b) satisfaction of such claim in any other manner that renders the General Unsecured Claim unimpaired or as otherwise agreed by the reorganized Debtor and such holder.

Unimpaired — Deemed to Accept

Class 6 — Severance Claims

Each holder of a claim against the Debtor for damages resulting from the termination of an employment contract (a “Severance Claim) will receive, in the sole discretion of QCP, payment in full in cash of the Allowed amount of such claim (for the avoidance of doubt, subject to applicable limitations on the Allowed amount of such claim under the Bankruptcy Code) (a) on the Effective Date or as soon thereafter as reasonably practicable or (b) as otherwise agreed by the reorganized Debtor and such holder.

Unimpaired — Deemed to Accept

Class 7 — Section 510(b) Claims

On the Effective Date, section 510(b) claims (if any) will be discharged and eliminated, and the holders of any such claims will not receive any distributions or property under the Prepackaged Plan on account of such claims (if any such claims exist).

Impaired — Deemed to Reject Not entitled to any distributions under the Prepackaged Plan

(7)                               “QCP Claims” means all claims of QCP and its subsidiaries against the Debtor arising under the Guaranty and due and unpaid as of the Effective Date.

Class 8 — Equity Interests

On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition equity interests in the Debtor will be extinguished without payment.  Holders of such interests will not retain any such interests from or after the Effective Date or receive any distributions or property under the Prepackaged Plan on account of such interests.

Impaired — Deemed to Reject Not entitled to any distributions under the Prepackaged Plan

Other Provisions

Executory Contracts / Unexpired Leases

All executory contracts and unexpired leases to which the Debtor is a party and are otherwise susceptible to assumption/assignment will be assumed on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code other than any executory contract or unexpired lease to which the Debtor is a party and which is rejected by the Debtor in accordance with the PSA or with the prior written consent of QCP (in its sole discretion).

Bar Date	None.

Vesting of Assets Free and Clear of Liens and Claims

As of the Effective Date, all property of the Debtor shall vest in the reorganized Debtor free and clear of all liens, claims, charges or other encumbrances or interests, provided, however, that any liens (a) held by Centerbridge against the assets of the Debtor securing the Centerbridge Claim and (b) held by HCR Home Health Care and Hospice, LLC securing the $25 million Subordinated Secured Demand Note, dated March [•], 2018, made by the Debtor to HCR Home Health Care and Hospice, LLC, in each case, shall survive the Effective Date.

New Master Lease

On the Effective Date, HCR III and the Lessor will amend the Master Lease in accordance with the PSA.  On or prior to the seventh day after the Effective Date, the Guaranty will be terminated and released in accordance with the PSA.

Claim Allowance Process

The Debtor shall have the right to object to or otherwise agree to the Allowance of all claims (other than QCP Claims) in accordance with its duties as debtor-in-possession, subject to QCP’s right to object to such Allowance.

Excess Severance

Subject to Section 1.5(b) of the PSA, (a) on the Effective Date, QCP shall establish an account for the purpose of funding Excess Severance Payments (the “Severance Account”) and, following the Closing, shall cause the Severance Account to be funded with all amounts necessary to make Excess Severance Payments and (b) each of the current CEO, CFO, GC and COO of the Debtor (an “Eligible Employee”), shall, unless otherwise agreed in writing between the reorganized Debtor and such person, receive from the Severance Account such Eligible Employee’s Excess Severance Payment when due and payable in accordance with the terms of the applicable Separation Agreement.

Tax Treatment of the Restructuring

The restructuring of the Debtor is intended to qualify under section 382(l)(5) of the Internal Revenue Code of 1986, as amended, in order to preserve the net operating losses and other tax attributes available to the Debtor.

Exemption from Registration	The issuance of common stock of the reorganized Debtor will be exempt from SEC registration under applicable law.

Governance of the Reorganized Debtor	Board of Directors and officers to be determined by QCP.

Releases and Exculpation

Customary releases and exculpation by (x) the Debtor and (y) holders of claims and interests in the Debtor of: (a) the Debtor and the reorganized Debtor, (b) the current and former directors, officers, equity holders, controlling persons, employees, agents, attorneys, financial advisors, restructuring advisors, investment bankers, accountants, and other professional representatives of the Debtor and the reorganized Debtor, in their capacities as such, (c) QCP, and (d) with respect to each entity named in the preceding (a) through (c), each such entity’s directors, officers, members, managers, equity holders, general or limited partners, controlling persons, employees, agents, affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assigns, attorneys, financial advisors, restructuring advisors, investment bankers, accountants and other professionals or representatives when acting in any such capacities, in each case, other than direct or indirect subsidiaries of the Debtor.

Conditions to the Effective Date

1.              The Confirmation Order shall have become a Final Order;

2.              All conditions precedent to the consummation of the transactions contemplated by the PSA (other than the occurrence of the Effective Date) shall have been satisfied;

3.              The PSA shall not have terminated in accordance with its terms; and

4.              All other actions necessary to implement the terms of the Prepackaged Plan on the Effective Date shall have been taken.

EXHIBIT B

Joinder Agreement

This Joinder Agreement to the Restructuring Support Agreement, dated as of [•], 2018, by and among (a) HCR Manorcare, Inc. (the “Debtor”), (b) MC Operations Investments, LLC (the “QCP Holder”) and (c) Carlyle MC Partners, L.P., a Delaware limited partnership, Carlyle Partners V-A MC, L.P., a Delaware limited partnership, Carlyle Partners V MC, L.P., a Delaware limited partnership, CP V Coinvestment A, L.P., a Delaware limited partnership, and CP V Coinvestment B, L.P., a Delaware limited partnership (collectively, the “Majority Holders”) (as set forth in Annex I hereto, the “Restructuring Support Agreement”), is executed and delivered by [                ] (the “Joining Supporting Party”) as of [              ], 2018.  Each capitalized term used herein but not otherwise defined shall have the meanings set forth in the Restructuring Support Agreement.

1.              Agreement to be Bound.  The Joining Supporting Party hereby agrees to be bound by all of the terms of the Restructuring Support Agreement (as the same may be hereafter amended, restated or otherwise modified from time to time).  The Joining Supporting Party shall hereafter be deemed to be a “Supporting Party” and a Party for all purposes under the Restructuring Support Agreement.

2.              Representations and Warranties.  With respect to the aggregate principal amount of shares held by the Joining Supporting Party upon consummation of the Transfer of such shares, the Joining Supporting Party hereby makes the representations and warranties of the Supporting Parties set forth in Section 1 of the Restructuring Support Agreement to each of the other Parties.

3.              Governing Law.  This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Joining Supporting Party has caused this Joinder Agreement to be executed as of the date first written above.

SUPPORTING PARTY

By:
Name:
Title:

Notice Address and E-mail:

@